Filed Pursuant to Rule 424(b)(3)
Registration No. 333-169821

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

SUPPLEMENT NO. 5, DATED AUGUST 1, 2012,

TO THE PROSPECTUS, DATED APRIL 27, 2012

This prospectus supplement (this “Supplement No. 5”) is part of the prospectus of American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company,” “us,” “our” or “we”), dated April 27, 2012 (the “Prospectus”), as supplemented by Supplement No. 4, dated July 5, 2012 (“Supplement No. 4”). This Supplement No. 5 supplements, modifies or supersedes certain information contained in our Prospectus and Supplement No. 4, and should be read in conjunction with the Prospectus and Supplement No. 4. This Supplement No. 5 will be delivered with the Prospectus and Supplement No. 4.

The purpose of this Supplement No. 5 is to, among other things:

•	disclose changes to our escrow requirements with respect to Texas investors; and

•	update Appendix C-1 — Subscription Agreement and Appendix C-2 — Multi-Offering Subscription Agreement.

PROSPECTUS UPDATES

Cover Page

The paragraph “Texas Investors” on the cover page of the Prospectus is replaced in its entirety with the following disclosure.

“TEXAS INVESTORS:  The minimum closing amount for Texas investors is $10,000,000 in aggregate gross offering proceeds. We will not release any Texas subscription proceeds from escrow until we have raised $10,000,000 in other jurisdictions.”

Investor Suitability Standards

The second sentence in the second paragraph on page iii of the Prospectus is deleted in its entirety.

The third paragraph on page iii of the Prospectus is replaced in its entirety by the following disclosure.

“Texas investors are cautioned to carefully evaluate our ability to fully accomplish our stated objectives and to inquire as to the current dollar volume of our subscription proceeds. Further, the minimum aggregate closing amount for Texas investors is $10,000,000.”

Prospectus Summary

The last sentence of the second paragraph on page 4 of the Prospectus is replaced in its entirety by the following disclosure.

“Additionally, proceeds received from Texas residents may not be released from escrow until we have raised at least $10 million in other jurisdictions.”

Subscription Agreements

The form of subscription agreement contained in Appendix C-1 of the Prospectus is hereby replaced with the revised form of subscription agreement attached to this Supplement No. 5 as Appendix C-1. The revised form of subscription agreement supersedes and replaces the form of subscription agreement contained in the Prospectus.

The form of multi-offering subscription agreement contained in Appendix C-2 of the Prospectus is hereby replaced with the revised form of multi-offering subscription agreement attached to this Supplement No. 5 as Appendix C-2. The revised form of multi-offering subscription agreement supersedes and replaces the form of multi-offering subscription agreement contained in the Prospectus.

American Realty Capital Daily Net Asset Value Trust SubSCRipTioN AgReemeNT An investment in the offering described herein cAnnot be completed until At leAst five (5) business dAys Afterthe dAte the investor received the finAl prospectus for the offering. subscriptions Will be effective only upon our AcceptAnce, And We reserve the right to reJect Any subscription in Whole or in pArt. if reJected, All funds shAll be returned to subscribers Without interest And Without deduction for Any eXpenses Within ten business dAys from the dAte the subscription is reJected. investors Will receive A confirmAtion of their purchAse. If you have any questIons, please call your regIstered representatIve or realty capItal securItIes, llc (MeMber FINrA/SIPC) at 1-877-373-2522. please indicate the offering you wish to invest in and whether this purchase is an "initial investment" or an "additional investment." .. net of commission purchase ("nocp"): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. investment investment Amount .. American realty capital daily net Asset value trust, inc. ("ARC Daily NAV") .state in which sale was made: ______ . Initial Investment: ..Retail * (or) ..Institutional ** . additional Investment: ..Retail * (or) ..Institutional ** acct# _________________ $ __________________________ .$2,500 minimum investment ..$100 increments for additional investments * Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details). ** Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). payment instructions: please follow the instructions outlined below. ....for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. for all other investments: ...for Arc daily nAv (except ARC Daily NAV investors in AL, OH, PA, TN and TX), make checks payable to: american realty capital daily net asset value trust, Inc. ...for Arc daily nAv investors in Al, oh, pA, tn and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. note: Investment subject to suitability standards, see the corresponding prospectus for details. 2 oWNeRSHip importAnt: please choose one option, either within the "non-custodial ownership" column, or within the "custodial ownership" column. 2a. Non-Custodial ownership (Non-Qualified) .. individual - One signature required & initial. . Joint tenants with right of survivorship - All parties must sign & initial. . tenants in common - All parties must sign & initial. . company or corporation or partnership - Authorized signature required. Include Corporate Resolution or Partnership Agreement, as applicable. . uniform gift/transfer to minors Act (UGMA/UTMA) - Owner and custodian signature required. state of ______ custodian for ______________________ . estate - Personal representative signature required. name of executor: _______________________________ Include a copy of the court appointment. . Qualified pension or profit sharing plan* - Trustee or custodian signature required. Include plan documents. name of trustee: ________________________________ . trust - Trustee(s) signature(s) and copy of trust document or trust certificate required. . transfer on death(1) - Must complete separate Transfer on Death Registration Form. . other (specify) - _______________________________ Include title and signature pages. 2b. Custodial ownership (Qualified) .. traditional irA* - One signature required. . roll-over irA* - One signature required. . roth irA* - One signature required. . Keogh plan* - One signature required. . simplified employee pension/trust (s.e.p.)* . Qualified pension or profit sharing plan* - Owner and custodian signature required. . 401(k) . other (specify) - ___________________________ * Investors who are plan participants under a registered IrA, Keogh, Qualified Pension Plan or Qualified Profit Sharing Plan program may be eligible to purchase such investment through such accounts. No representations are made, and the offeror disclaims any responsibility or liability to the plan custodian, plan administrators, plan participants, investors, or beneficiaries thereof as to the tax ramifications of such investment, the suitability or eligibility of such investment under the respective plan, or that such Investment comports with erISA, Internal revenue Service or other governmental rules and regulations pertaining to such plan investments and rights thereunder. A separate private investment form or similar documentation from the Plan Custodian/ Administrator and plan participants/investors is required for investment through these types of accounts. (1) Investors who qualify may elect Transfer on Death (TOD) registration for such investment account. TOD registration is designed to give an owner/investor of securities the option of a nonprobate trans-fer at death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets upon the owner/investor's death. TOD registration is available only for owner(s)/ investor(s) who is (i) a natural person or (ii) two natural persons holding the account as Tenants by the entirety or (iii) two or more natural persons holding the account as Joint Tenants with right of Survivorship or (iv) a married couple holding the account as community property with right of survivorship. The following forms of ownership are ineligible for TOD registration: Tenants in Common, community property without survivorship, non-natural account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of a state that has adopted the Uniform Transfer on Death Security registration Act.

3 importAnt: send all paperwork directly to the custodian. note: this section is only for accounts specified in section 2b and not for custodial accounts for Minors. Custodial ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) name of trust or Business entity (Does not apply to IRA accounts) name of custodian or trustee Mailing address city, state, Zip Business phone custodian/trust/Business entity tax Id# account # name of custodian or other administrator 4 importAnt: Investor Information is required. investor information Mr. . Mrs. . Ms. . other ______ note: please provide all necessary corporate name of account owner documents, partnership date of Birth agreement, or trust social security number or taxpayer Id # powers (specified in section 2) to establish legal address (no p.o. Boxes) authority to act. city, state, Zip citizenship: Please indicate Citizenship Status (Required) .. u.s. citizen . resident Alien . non-resident Alien* . employee, Affiliate or board member note: Any and all u.s. taxpayers are required to complete W-9 form in section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8ben, W-8eci, W-8eXp or W-8imy) in order to make an investment. (Again, if a foreign national who is, in fact, a u.s taxpayer, complete W-9 form.) employer: | .Re T i R e D .. Mr. . Mrs. . Ms. . other ______ name of Joint account owner or Minor entity name date of Birth social security number or taxpayer Id# If non-u.s. citizen, specify country of citizenship Mailing address (if different than legal address) city, state, Zip home phone Business phone government id: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. place of Birth: ____________________________________________________________________________________ City State/ProvinCe Country Immigration status: .permanent resident .non-permanent resident ..non-resident check which type of document you are providing: ..US Driver's License .Ins permanent resident alien card .Passport with U.S. Visa ..Employment Authorization Document .Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ ..Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ cAliforniA investors: all certIfIcates representIng shares WhIch are sold In the state of calIfornIa WIll Bear the folloWIng legend condItIons: It Is unlaWful to consuMMate a sale or transfer of thIs securIty or any Interest thereIn, or to receIve any consIderatIon therefor, WIthout the prIor WrItten consent of the coMMIssIoner of corporatIons for the state of calIfornIa, eXcept as perMItted In the coMMIssIoners rules. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

5 complete this section to enroll in the distribution reinvestment plan or to elect how you wish to receive your distributions.1 note: qualified accounts may not direct distributions without the custodians approval. please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. Distributions AMericAn reAlTy cApiTAl DAily neT AsseT VAlUe TrUsT, inc. .I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record . send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) .. Automatic purchase plan: check this box if you wish to participate in the automatic purchase plan ("app"). a separate form is required to be completed to participate in app. * * Tennessee investors cannot participate in the Automatic Purchase Plan. 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by American Realty Capital Daily Net Asset Value Trust, Inc. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Alabama investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. Ohio investors cannot participate in the distribution reinvestment plan. 3 Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the distribution reinvestment plan, there is any material change in the stockholder's financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares. 4 I authorize American Realty Capital Daily Net Asset Value Trust, Inc. or its agent, DST Systems, Inc. (collectively referred to as “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors’ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. 5a please complete this section if you should wish to direct distributions (non-custodial accounts) to the registered owner’s checking or savings account or to a party other than the registered owner. name of third party financial Institution Mailing address city, state, Zip account # Bank's aBa/routing # . checking Account (must enclose voided check) . savings Account (subject to bank verification) eLeCTRoNiC DeLiVeRY eLeCTioN Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated: American realty capital daily net Asset value trust, inc. We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering’s respective Web site and notify you by e-mail when such documents are available and how to access the documents. you will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet service provider charges in connection with access to these materials. e-mail address in the section below is required. please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. the notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in adobe’s portable document format (pdf). the adobe reader® software is required to view documents in pdf format. the reader software is available free of charge from adobe’s web site at www.adobe.com . the reader software must be correctly installed on my system before I will be able to view documents in pdf format. electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from american realty capital daily net asset value trust, Inc. a paper copy of any documents delivered electronically by calling realty capital securities, llc at 877-373-2522 from 9:00 am to 5:00 pm est Monday-friday. (d) I acknowledge that if the e-mail notification is returned to american realty capital daily net asset value trust, Inc. as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if american realty capital daily net asset value trust, Inc. is unable to obtain a valid e-mail address for me, american realty capital daily net asset value trust, Inc. will resume sending a paper copy of its filings by u.s. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling realty capital securities, llc at 877-373-2522 from 9:00 am to 5:00 pm est Monday-friday. owner signature _______________________________________________________ date (mm/dd/yyyy) _______________ co-owner signature (if applicable) _________________________________________ date (mm/dd/yyyy) _______________ Joint Accounts: If your social security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. My e-mail address is ____________________________________________________________________________________ Your e-mail address will be held in confidence and used only for matters relating to your investments.

importAnt: please carefully read and Subscriber Acknowledgements & Signatures the undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial All appropriate representations below) owner Co-owner separately initial each of the representations. except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor suitability standards” section of the applicable prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares. I/We acknowledge receipt of the final prospectus of arc daily nav, not less than five (5) business days prior to the signing of this subscription agreement. I/We am/are purchasing shares for my/our own account. I/We acknowledge that shares are not liquid. If an affiliate of arc daily nav, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in arc daily nav shares and securities of other real estate investment trusts. “liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Alabama residents only: In addition to the suitability standards above, shares will only be sold to alabama residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in arc daily nav and other similar offerings. We will not release subscriptions from escrow until arc daily nav has received $20,000,000 in subscriptions. California residents only: In addition to the suitability requirements described above, investors’ maximum investment in arc daily nav shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arc daily nav offering not to exceed 10% of the Kentucky investor’s liquid net worth. Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arc daily nav and its affiliates cannot exceed 10% of the Massachusetts, Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. an ohio investor’s aggregate investment in arc daily nav shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any pennsylvania investor proceeds for subscriptions from escrow until arc daily nav has received an aggregate of $75,000,000 in subscriptions. for ohio investors, we will not release subscriptions from escrow until arc daily nav has received $20,000,000 in subscriptions. Michigan residents only: a Michigan investor cannot invest more than 10% of their net worth in arc daily nav. North Dakota residents only: shares will only be sold to residents of north dakota representing that they have a liquid net worth of at least ten times their investment in arc daily nav and its affiliates and meet one of the established suitability standards. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investor’s maximum investment in arc daily nav and its affiliates should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc daily nav offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: an investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. the investor's maximum investment in the arc daily nav offering shall not exceed 10% of the investor's liquid net worth. for texas investors, arc daily nav will not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions.

Subscriber Acknowledgements & Signatures (Continued) owner Co-owner Tennessee residents only: Investors must have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a minimum net worth of at least $500,000, exclusive of home, home furnishings and automobiles. Investors’ maximum investment in arc daily nav shares and its affiliates shall not exceed 10% of the resident’s net worth. WE INTEND TO ASSERT ThE FOREgOINg REPRESENTATION AS A DEFENSE IN ANy SubSEQuENT lITIgATION WhERE SuCh ASSERTION WOulD bE RElEVANT. AS uSED AbOVE, ThE SINgulAR INCluDES ThE PluRAl IN All RESPECTS IF ShARES ARE bEINg ACQuIRED by MORE ThAN ONE PERSON. ThIS SubSCRIPTION AgREEMENT AND All RIghTS ThEREuNDER ShAll bE gOVERNED by, AND INTERPRETED IN ACCORDANCE WITh, ThE lAWS OF ThE STATE OF NEW yORk WIThOuT gIVINg EFFECT TO ThE PRINCIPlES OF CONFlICT OF lAWS. by ExECuTINg ThIS SubSCRIPTION AgREEMENT, ThE SubSCRIbER hEREby DEClARES ThE INFORMATION SuPPlIED AbOVE IS TRuE AND CORRECT AND MAy bE RElIED uPON by EACh ISSuER IN CONNECTION WITh ThE SubSCRIbER’S INVESTMENT IN SuCh ISSuER. ThE SubSCRIbER DOES NOT WAIVE ANy RIghTS IT MAy hAVE uNDER ThE SECuRITIES ACT OF 1933, ThE SECuRITIES ExChANgE ACT OF 1934 OR ANy STATE SECuRITIES lAW by ExECuTINg ThIS SubSCRIPTION AgREEMENT. A SAlE OF ShARES MAy NOT bE COMPlETED uNTIl ThE SubSCRIbER hAS bEEN IN RECEIPT OF ThE FINAl PROSPECTuS FOR ThIS OFFERINg (AT lEAST FIVE buSINESS DAyS). ThE SubSCRIbER WIll NOT bE ADMITTED AS A ShAREhOlDER OF ThE APPlICAblE ISSuER uNTIl ThIS SubSCRIPTION AgREEMENT hAS bEEN ACCEPTED by SuCh ISSuER. SuCh ISSuER MAy REjECT ANy SubSCRIPTION, IN WhOlE OR IN PART, IN ITS SOlE DISCRETION, SO lONg AS SuCh PARTIAl ACCEPTANCE OR REjECTION DOES NOT RESulT IN AN INVESTMENT OF lESS ThAN ThE MINIMuM AMOuNT SPECIFIED IN ThE PROSPECTuS. SubSCRIPTIONS WIll bE ACCEPTED OR REjECTED WIThIN 30 DAyS OF ThEIR RECEIPT. EACh ISSuER WIll ACCEPT gROuPS OF SubSCRIPTIONS ON AN ORDERly bASIS NO lESS FREQuENTly ThAN MONThly, SubjECT TO ThE TERMS OF ThE CuRRENT PROSPECTuS. IF AN ISSuER REjECTS ThE SubSCRIbER’S SubSCRIPTION, ThE PuRChASE PRICE WIll bE RETuRNED TO ThE SubSCRIbER WIThIN 10 buSINESS DAyS AFTER ThE REjECTION OF ThE SubSCRIPTION. IF ThE SubSCRIbER’S SubSCRIPTION IS ACCEPTED, ThE SubSCRIbER WIll bE SENT A CONFIRMATION OF ITS PuRChASE AFTER ThE SubSCRIbER hAS bEEN ADMITTED AS A ShAREhOlDER. Subscriber Signature(s) signAture of oWner And co-oWner (All INvesTORs MusT sIgN) If the investor signing below is acquiring the shares through an Ira or will otherwise beneficially hold the shares through a custodian or trustee, the investor authorizes the Investment program(s) indicated in section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the custodian or trustee. this authorization coupled with the custodian or trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. owner Signature _______________________________________________________ date (mm/dd/yyyy) _______________ Co-owner Signature (if applicable) _________________________________________ date (mm/dd/yyyy) _______________ for AuthoriZed representAtive of custodiAn use only signature of custodian(s) or trustee(s): By signing this subscription agreement, the custodian authorizes the investor to vote the number of shares of the Investment program(s) indicated in section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. this authorization shall remain in place until revoked in writing by the custodian. the Investment program(s) indicated in section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (custodian or trustee) _________________________________ date (mm/dd/yyyy) _______________ 6a impoRTANT: the investor must go to section 6b and complete the substitute W-9 form in its entirety in order for the subscription agreement to be considered valid for review. * * your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. you may not be able to sell your shares. 6b Substitute Form W-9 (form W-9 (rev. 10-2007) ALL u.S. Taxpayer must Sign certification: to prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current tIn (or the tIn of any other payee) and certain other information by completing the form below, certifying that the tIn provided on substitute form W-9 is correct (or that such investor is awaiting a tIn), that the investor is a u.s. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Irs that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the Irs has notified the investor that the investor is no longer subject to backup withholding. If a tIn is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a tIn is provided and if a tIn is not provided within 60 days, such withheld amounts will be paid over to the Irs. exempt tin. check here if investor is an exempt payee. . under penalties of perjury, I certify that: 1. the number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal revenue service (Irs) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Irs has notified me that I am no longer subject to backup withholding, and 3. I am a u.s. citizen or other u.s. person (including a u.s. resident alien). certification instructions. you must cross out item 2 above if you have been notified by the Irs that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. the Internal revenue service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date

6 b guidelines for Certification of Taxpayer identification Number (“TiN”) on Substitute Form W-9 What number to give the requester. - social security numbers (‘‘ssn’’) have nine digits separated by two hyphens: i.e., 000-00-0000. employer identification numbers (‘‘eIn’’) have nine digits separated by only one hyphen: i.e., 00-0000000. the table below will help determine the number to give the payer. all ‘‘section’’ references are to the Internal revenue code of 1986, as amended. ‘‘Irs’’ means the Internal revenue service. For this type of account: give the SSN of: 1. an individual’s account 2. two or more individuals (Joint account) 3. custodian account of a minor (uniform gift to Minors act) 4. (a) the usual revocable savings trust account (grantor also is trustee) (b) so-called trust account that is not a legal or valid trust under state law 5. sole proprietorship or single-owner llc For this type of account: the individual the actual owner of the account or, if combined funds, the first individual on the account (1) the minor (2) the grantor-trustee (1) the actual owner (1) the owner (3) given the eiN of: 6. sole proprietorship or single-owner llc 7. a valid trust, estate, or pension trust 8. corporate or llc electing corporate status on form 8832 9. association, club, religious, charitable, educational, or other tax-exempt organization 10. partnership or multi-member llc 11. account with the department of agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments 12. a broker or registered nominee the owner (3) the legal entity (4) the corporation the organization the partnership or llc the public entity the broker or nominee (1) list first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) you must show your individual name and you also may enter your business or ‘‘DbA’’ name on the second name line. you may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) list first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

6 b guidelines for Certification of Taxpayer identification Number (“TiN”) on Substitute Form W-9 (Continued) obtaining a Number If you do not have a tIn, apply for one immediately. to apply for an ssn, get form ss-5, application for a social security card, from your local social security administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. you also may get this form by calling 1-800-772-1213. use form W-7, application for Irs Individual taxpayer Identification number, to apply for an ItIn, or form ss-4, application for employer Identification number, to apply for an eIn. you can apply for an eIn online by accessing the Irs website at www.irs.gov/businesses and clicking on employer Id numbers under related topics. you can get forms W-7 and ss-4 from the Irs by visiting www.irs.gov or by calling 1-800-taX-forM (1-800-829-3676). payees exempt from backup Withholding backup withholding is not required on any payments made to the following payees: • an organization exempt from tax under section 501(a), an individual retirement account (‘‘Ira’’), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f )(2). • the united states or any of its agencies or instrumentalities. • a state, the district of columbia, a possession of the united states, or any of their political subdivisions or instrumentalities. • a foreign government or any of its political subdivisions, agencies or instrumentalities. • an international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • a corporation. • a foreign central bank of issue. • a dealer in securities or commodities required to register in the united states, the district of columbia, or a possession of the united states. • a futures commission merchant registered with the commodity futures trading commission. • a real estate investment trust. • an entity registered at all times during the tax year under the Investment company act of 1940. • a common trust fund operated by a bank under section 584(a). • a financial institution. • a middleman known in the investment community as a nominee or custodian. • a trust exempt from tax under section 664 or described in section 4947. exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. privacy Act Notice section 6109 requires you to provide your correct tIn to persons who must file information returns with the Irs to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an Ira, or archer Msa or hsa. the Irs uses the numbers for identification purposes and to help verify the accuracy of your tax return. the Irs also may provide this information to the department of Justice for civil and criminal litigation, and to cities, states, the district of columbia and u.s. possessions to carry out their tax laws. the Irs also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. you must provide your tIn whether or not you are required to file a tax return. payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a tIn to a payer. certain penalties also may apply. penalties • Failure to Furnish TIN. If you fail to furnish your correct tIn to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties. FoR ADDiTioNAL iNFoRmATioN CoNTACT YouR TAX CoNSuLTANT oR THe iRS.

. riA submission: check this box to indicate whether submission is made through a registered Investment advisor (rIa) in its capacity as the rIa and not in its capacity as a registered representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the rIa firm is a fInra licensed registered representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the rIa. .. special Alabama undertaking regarding App: the firm must check this box if the automatic purchase plan (“app”) box in section 5 is checked and either the sale was made in alabama or alabama is the state designated as the investor’s address. By checking the box at the beginning of this paragraph, the firm covenants and agrees that: (1) the firm will obtain updated suitability information from such investor on a quarterly basis; (2) this updated information will be provided in writing and signed by the investor; (3) if written suitability information is more than 90 days old, then the investor may not participate in the automatic purchase plan until the information is updated; and (4) the updated information shall consist of the information that an investor is required to provide under section 6 of this subscription agreement. 8 importAnt: please note that there are state-specific mailing addresses for arc daily nav. for non-custodial Accounts: please mail a completed original subscription agreement along with a check and the appropriate documents outlined in sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. for custodial Accounts: please mail a completed original subscription agreement directly to the custodian, along with your check and the appropriate documents outlined in sections 1 and 2 of this agreement. FoR CompANY uSe oNLY: Financial Advisor, Registered investment Advisor & Registered Representative the financial advisor, registered Investment advisor or the authorized representative (the “advisor”) must sign below to complete order. the undersigned broker-dealer or advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. the broker-dealer or advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by rule 2310 of the fInra rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by rule 2310 of the fInra rules, (c) delivered the prospectus to the investor the requisite number of days prior to the date that the investor will deliver this subscription agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the office of foreign assets control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/dealer or rIa firm address or p.o. Box Mailing address city, state, Zip Business phone # (required) fax phone # e-mail address registered representative(s) or advisor(s) [I.a.] name(s) (required) representative # registered representative or advisor [I.a.] address or p.o. Box city, state, Zip Business phone # (required) fax phone # e-mail address If a registered associate of a fInra member firm, I hereby certify that I hold a series 7 or series 62 fInra license and I am registered in the following state in which this sale was completed. If a registered Investment advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. state (required) signature(s) of registered representative(s) or advisor(s) (required) date signature of Broker/dealer or rIa (If required by Broker/dealer) date American realty capital daily net Asset value trust, inc. American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 430 W. 7th street, Kansas city, Mo 64105-1407 State-Specific mailing Address Differences for ARC Daily NAV: ...for Arc daily nAv investors in Al, oh, pA, tn and tX, mail to: American realty capital Daily net Asset Trust, inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 amount date check/Wire# account # registered representative # firm # custodian Id# transfer agent reviewer

Arc Arct iii Daily NAV Arc-Ht nYrr retail bDcA pe-Arc uDFiV ARC Multi-Offering SubScriptiOn AgreeMent An investment in the offerings described herein cAnnot be completed until At leAst five (5) business dAys After the dAte the investor received the finAl prospectus for eAch offering. subscriptions Will be effective only upon our AcceptAnce, And We reserve the right to reJect Any subscription in Whole or in pArt. if reJected, All funds shAll be returned to subscribers Without interest And Without deduction for Any eXpenses Within ten business dAys from the dAte the subscription is reJected. investors Will receive A confirmAtion of their purchAse. investors in AlAbAmA, ArkAnsAs, mArylAnd, mAssAchusetts or tennessee mAy not use this multi-offering subscription Agreement to subscribe for shAres of Any offering described herein but insteAd should refer to the subscription Agreement for eAch offering. If you have any questIons, please call your regIstered representatIve or realty capItal securItIes, llc (MeMber FINrA/SIPC) at 1-877-373-2522. SubScriptiOn AgreeMent

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please indicate which offering you wish to invest in and whether this purchase is an “initial investment” or an ”additional investment.” .. net of commission purchase (“nocp”): check this box if you are eligible for a nocp. NOCPs are available to registered associates and other employees of soliciting broker/dealers, the above referenced REITs and their affiliates, participants in a wrap account or commission replacement account with approval for a discount by the broker/dealer, RIA, bank trust account, etc. Representative will not receive selling commission. Refer to prospectus for details. note: Investment subject to suitability standards, see the corresponding prospectus for details. investment investment Amount .. American realty capital trust iii, inc. (“Arct iii”) .state in which sale was made: ______ . Initial Investment . additional Investment: acct# _________________ $ __________________________ .$2,500 minimum investment .$100 increments for additional investments .. American realty capital daily net Asset value trust, inc. (“ARC Daily NAV”) .state in which sale was made: ______ . Initial Investment: .Retail * (or) .Institutional ** . additional Investment: .Retail * (or) .Institutional ** acct# _________________ $ __________________________ .$2,500 minimum investment .$100 increments for additional investments .. American realty capital healthcare trust, inc. (“Arc-ht”) .state in which sale was made: ______ . Initial Investment . additional Investment: acct# _________________ $ __________________________ .$2,500 minimum investment .$100 increments for additional investments .. American realty capital new york recovery reit, inc. (“nyrr”) .state in which sale was made: ______ . Initial Investment . additional Investment: acct# _________________ $ __________________________ .$2,500 minimum investment .$100 increments for additional investments .. American realty capital – retail centers of America, inc. (“ARC Retail”) .state in which sale was made: ______ . Initial Investment . additional Investment: acct# _________________ $ __________________________ .$2,500 minimum investment .$100 increments for additional investments .. business development corporation of America (“bdcA”) .state in which sale was made: ______ . Initial Investment . additional Investment: acct# _________________ $ __________________________ .$1,000 minimum investment .. phillips edison – Arc shopping center reit, inc. (“pe–Arc”) .state in which sale was made: ______ . Initial Investment . additional Investment: acct# _________________ $ __________________________ .$2,500 minimum investment .. united development funding iv (“udfiv”)‡ .state in which sale was made: ______ ‡ Stated share price of $20 per share . Initial Investment . additional Investment: acct# _________________ $ __________________________ .$2,500 minimum investment .$1,000 minimum investment if purchased through IRA or other qualified account .$1,000 minimum for additional investments * Retail shares are sold to the public through broker dealers and are subject to applicable selling commissions and dealer manager fees (see prospectus for details). ** Institutional shares are sold through RIAs and broker dealers that are managing wrap or fee-based accounts and are subject to an annual platform fee equal to 70 basis points of net asset value (see prospectus for details). payment Method: please indicate the method of payment: check enclosed subscription amount wired check/funding being sent by other third party payment instructions: please follow the instructions outlined below. ..for custodial held accounts, such as irAs and other qualified plans: checks should be made payable to the custodian and sent, with a completed copy of the subscription agreement, directly to the custodian who will forward them to the applicable address. ..• for all other investments: ..for Arct iii, Arc daily nAv (except ARC Daily NAV investors in OH, PA and TX), Arc-ht, Arc retail (except ARC Retail investors in OH and PA), nyrr, bdcA, pe-Arc (except PE-ARC investors in PA) and udfiv, make checks payable to the respective offering: american realty capital trust III, Inc. (or) american realty capital daily net asset value trust, Inc. (or) american realty capital healthcare trust, Inc. (or) american realty capital new york recovery reIt, Inc. (or) american realty capital – retail centers of america, Inc. (or) Business development corporation of america (or) phillips edison – arc shopping center reIt, Inc. (or) united development funding Iv. ..for Arc retail investors in oh and pA, make checks payable to: uMB Bank, na, escrow agent for american realty capital – retail centers of america, Inc. ..for pe-Arc investors in pA, make checks payable to: Wells fargo Bank, na, escrow agent for phillips edison – arc shopping center reIt, Inc. ..for Arc daily nAv investors in oh, pA and tX, make checks payable to: uMB Bank, na, escrow agent for american realty capital daily net asset value trust, Inc. 2 OWnerSHip importAnt: please .. individual – One signature required & initial. .. traditional irA* – One signature required. choose one option, either .. Joint tenants with right of survivorship – All parties .. roll-over irA* – One signature required. within the “non-custodial must sign & initial. ownership” column, or .. roth irA* – One signature required. .. tenants in common – All parties must sign & initial. within the “custodial .. keogh plan* – One signature required. .. company or corporation or partnership – ownership” column. Authorized signature required. Include Corporate Resolution .. simplified employee pension/trust (s.e.p.)* (1) Investors who qualify may elect Transfer on Death or Partnership Agreement, as applicable. (TOD) registration for such investment account. TOD .. Qualified pension or profit sharing plan* – Owner .. uniform gift/transfer to minors Act (UGMA/UTMA) registration is designed to give an owner/investor and custodian signature required. – Owner and custodian signature required. of securities the option of a nonprobate transfer at state of ______ custodian for ______________________ .. 401(k) (Only available for ARC Daily NAV) death of the assets held in the account by designating proposed beneficiary(ies) to receive the account assets .. estate – Personal representative signature required. .. other (specify) – ___________________________ upon the owner/investor’s death. TOD registration is name of executor: _______________________________ available only for owner(s)/investor(s) who is (i) a Include a copy of the court appointment. * Investors who are plan participants under a registered IRA, Keogh, Qualified Pension Plan natural person or (ii) two natural persons holding the or Qualified Profit Sharing Plan program may be eligible to purchase such investment .. Qualified pension or profit sharing plan* – Trustee account as Tenants by the Entirety or (iii) two or more through such accounts. No representations are made, and the offeror disclaims any or custodian signature required. Include plan documents. natural persons holding the account as Joint Tenants responsibility or liability to the plan custodian, plan administrators, plan participants, name of trustee: ________________________________ with Right of Survivorship or (iv) a married couple investors, or beneficiaries thereof as to the tax ramifications of such investment, the holding the account as community property with right .. trust – Trustee(s) signature(s) and copy of trust document or suitability or eligibility of such investment under the respective plan, or that such of survivorship. The following forms of ownership are trust certificate required. Investment comports with ERISA, Internal Revenue Service or other governmental ineligible for TOD registration: Tenants in Common, .. – Must complete separate Transfer transfer on death(1) rules and regulations pertaining to such plan investments and rights thereunder. A community property without survivorship, non-natural on Death Registration Form. separate private investment form or similar documentation from the Plan Custodian/ account owners (i.e., entities such as corporations, trusts or partnerships), and investors who are not residents of .. other (specify) – _______________________________ Administrator and plan participants/investors is required for investment through these a state that has adopted the Uniform Transfer on Death Include title and signature pages. types of accounts. Security Registration Act.

3 importAnt: send all paperwork directly to the custodian. note: this section is only for accounts specified in section 2b and not for custodial accounts for Minors. custodial Ownership (Must be completed by Custodian/Trustee for accounts identified in Section 2b) name of trust or Business entity (Does not apply to IRA accounts) name of custodian or trustee Mailing address city, state, Zip Business phone custodian/trust/Business entity tax Id# account # name of custodian or other administrator 4 importAnt: Investor Information is required. investor information ..• Mr. .• Mrs. .• Ms. .• other ______ note: please provide all necessary corporate name of account owner documents, partnership date of Birth agreement, or trust social security number or taxpayer Id # powers (specified in section 2) to establish legal address (no p.o. Boxes) authority to act. city, state, Zip citizenship: Please indicate Citizenship Status (Required) ..• u.s. citizen .• resident Alien .• non-resident Alien* .• employee, Affiliate or board member note: Any and all u.s. taxpayers are required to complete W-9 form in section 6b * If non-resident alien, investor must submit the appropriate W-8 form (W-8ben, W-8eci, W-8eXp or W-8imy) in order to make an investment. (Again, if a foreign national who is, in fact, a u.s taxpayer, complete W-9 form.) employer: | .r e tire D ..• Mr. .• Mrs. .• Ms. .• other ______ name of Joint account owner or Minor entity name date of Birth social security number or taxpayer Id# If non-u.s. citizen, specify country of citizenship Mailing address (if different than legal address) city, state, Zip home phone Business phone government id: (Foreign Citizens only) Identification documents must have a reference number and photo. Please attach a photocopy. place of Birth: ____________________________________________________________________________________ City State/ProvinCe Country Immigration status: .permanent resident• .non-permanent resident• • ..non-resident• check which type of document you are providing: ..US Driver's License .Ins permanent resident alien card .Passport with U.S. Visa ..Employment Authorization Document .Passport without U.S. Visa Bank Name (required):________________________ Account No. (required):_______________________________________________________________________________ ..Foreign national identity documents Bank Name (required):____________________________________________ Phone No. (required):_____________________________________________ Number for the document checked above and country of issuance: ______________________ cAliforniA investors: all certIfIcates representIng shares WhIch are sold In the state of calIfornIa WIll Bear the folloWIng legend condItIons: It Is unlaWful to consuMMate a sale or transfer of thIs securIty or any Interest thereIn, or to receIve any consIderatIon therefor, WIthout the prIor WrItten consent of the coMMIssIoner of corporatIons for the state of calIfornIa, eXcept as perMItted In the coMMIssIoner’s rules. Any subscriber seeking to purchase shares pursuant to a discount offered by us must submit such request in writing and set forth the basis for the request. Any such request will be subject to our verification.

complete this section to enroll in the distribution reinvestment plan or to elect how you wish to receive your distributions.1 note: qualified accounts may not direct distributions without the custodian's approval. please also note that all custodial account distributions not reinvested pursuant to the distribution reinvestment plan will be directed to the custodian. footnotes: 1 Distributions may be funded from borrowings, offering proceeds, or proceeds from the sale of assets, which may constitute a return of capital and significantly reduce the amount of capital available for investment by each program. Any capital returned to investors through distributions will be returned after certain fees and expenses are paid to the sponsor of this offering or its affiliates. 2 Ohio investors in ARCT III, ARC Daily NAV and ARC Retail, cannot participate in the Distribution Reinvestment Plan. Other Ohio investors cannot participate in the Distribution Reinvestment Plan feature that reinvests distributions into subsequent affiliated programs. 3 Each investor who elects to have distributions reinvested agrees to notify the applicable program and the broker-dealer in writing if at any time during his or her participation in the Distribution Reinvestment Plan, there is any material change in the stockholder’s financial condition or inaccuracy of any representation under the subscription agreement for such stockholder’s initial purchase of our shares. 4 I authorize American Realty Capital Trust III, Inc., American Realty Capital Daily Net Asset Value Trust, Inc., American Realty Capital Healthcare Trust, Inc., American Realty Capital New York Recovery REIT, Inc., American Realty Capital – Retail Centers of America, Inc., Business Development Corporation of America, Phillips Edison – ARC Shopping Center REIT Inc., United Development Funding IV or its agent, DST Systems, Inc. (as applicable, the “Issuer”) to deposit my distribution/dividend to my checking or savings account. This authority will remain in force until I notify the Issuer in writing to cancel it. If the Issuer deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit. The above services cannot be established without a pre-printed voided check. For electronic funds transfers, signatures of bank account owners are required exactly as they appear on the bank records. If the registration at the bank differs from that on this Subscription Agreement, all parties must sign below. Investors’ ability to sell shares pursuant to the Share Repurchase Program is subject to numerous restrictions. The Share Repurchase Program may be suspended or terminated at ay time and individual requests for redemption may not be honored. Investors may not be able to sell their shares. Distributions AmericAn reAlty cApitAl trust iii, inc. .I hereby subscribe for Shares of American Realty Capital Trust III, Inc. and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl DAily neT AsseT VAlUe TrUsT, inc. .I hereby subscribe for Shares of American Realty Capital Daily Net Asset Value Trust, Inc. and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl heAlthcAre trust, inc. .I hereby subscribe for Shares of American Realty Capital Healthcare Trust, Inc. and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AmericAn reAlty cApitAl neW york recovery reit, inc. .I hereby subscribe for Shares of American Realty Capital New York Recovery REIT, Inc. and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) AMericAn reAlTy cApiTAl – reTAil cenTers of AMericA, inc. .I hereby subscribe for Shares of American Realty Capital – Retail Centers of America, Inc. and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) business development corporAtion of AmericA .I hereby subscribe for Shares of Business Development Corporation of America and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) phillips edison – Arc shopping center reit, inc. .I hereby subscribe for Shares of Phillips Edison – ARC Shopping Center REIT, Inc. and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only) united development funding iv .I hereby subscribe for Shares of United Development Funding IV and elect the distribution option indicated. . reinvest/distribution reinvestment plan 2,3 Investor elects to participate in the Distribution Reinvestment Plan described in the Prospectus and reinvests the entire cash distribution. . mail check to the address of record .• send to custodial Account listed in section 3 . cash/direct deposit 4 Send check/direct deposit to third party financial institution in Section 5a below. (Non-Custodian Investors only)

5a please complete this name of third party financial Institution section if you should wish Mailing address to direct distributions city, state, Zip to the registered owner’s (non-custodial accounts) account # checking or savings account or to a party other Bank's aBa/routing # than the registered owner. . checking Account (must enclose voided check) . savings Account (subject to bank verification) eLectrOnic DeLiVerY eLectiOn Electronic Delivery of stockholder communication is available and if you would prefer to receive such communications and statements electronically, please affirmatively elect to do so by checking the offering for which you elect to receive the electronic delivery of stockholder communications and statement notifications, and signing below where indicated: American realty capital Trust iii, inc. American realty capital Daily net Asset Value Trust, inc. American realty capital Healthcare Trust, inc. American realty capital new york recovery reiT, inc. American realty capital – retail centers of America, inc. Business Development corporation of America phillips edison – Arc shopping center reiT, inc. United Development funding iV We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) e-mail stockholder communications to you directly or (ii) make them available on each offering’s respective Web site and notify you by e-mail when such documents are available and how to access the documents. you will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials. sign below if you consent to the electronic delivery of documents including annual reports, proxy materials, and any other documents that may be required to be delivered under federal or state securities laws as well as account-specific information such as quarterly account statements or tax information. your consent will be effective until you revoke it. In addition, by consenting to electronic access, you will be responsible for your customary Internet service provider charges in connection with access to these materials. e-mail address in the section below is required. please carefully read the following representations before consenting to receive documents electronically. By signing this box and consenting to receive documents electronically, you represent the following: (a) I acknowledge that access to both Internet e-mail and the World Wide Web is required in order to access documents electronically. I may receive by e-mail notification the availability of a document in electronic format. the notification e-mail will contain a web address (or hyperlink) where the document can be found. By entering this address into my web browser, I can view, download and print the document from my computer. I acknowledge that there may be costs associated with the electronic access, such as usage charges from my Internet provider and telephone provider, and that these costs are my responsibility. (b) I acknowledge that documents distributed electronically may be provided in adobe’s portable document format (pdf). the adobe reader® software is required to view documents in pdf format. the reader software is available free of charge from adobe’s web site at www.adobe.com . the reader software must be correctly installed on my system before I will be able to view documents in pdf format. electronic delivery also involves risks related to system or network outage that could impair my timely receipt of or access to stockholder communications. (c) I acknowledge that I may receive at no cost from the respective offering(s) a paper copy of any documents delivered electronically by calling realty capital securities, llc at 877-373-2522 from 9:00 am to 5:00 pm est Monday-friday. (d) I acknowledge that if the e-mail notification is returned to the respective offering(s) as “undeliverable”, a letter will be mailed to me with instructions on how to update my e-mail address to begin receiving communication via electronic delivery. I further understand that if the respective offering(s) is/are unable to obtain a valid e-mail address for me, the respective offering(s) will resume sending a paper copy of its filings by u.s. mail to my address of record. (e) I acknowledge that my consent may be updated or cancelled, including any updates in e-mail address to which documents are delivered, at any time by calling realty capital securities, llc at 877-373-2522 from 9:00 am to 5:00 pm est Monday-friday. owner signature _______________________________________________________ date (mm/dd/yyyy) _______________ co-owner signature (if applicable) _________________________________________ date (mm/dd/yyyy) _______________ Joint Accounts: If your social security number is the primary number on a joint account and you opt-in to electronic delivery, each consenting stockholder must have access to the e-mail account provided. My e-mail address is ____________________________________________________________________________________ Your e-mail address will be held in confidence and used only for matters relating to your investments. 6 importAnt: please carefully read and separately initial each of the representations. except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf. note: Investors in Alabama, Arkansas, Maryland, Massachusetts, or Tennessee (or ARC-HT investors in South Carolina) may not use this multi-offering subscription agreement to subscribe for shares of any offering described herein but instead should refer to the subscription agreement for each offering. Subscriber Acknowledgements & Signatures the undersigned (or in the case of fiduciary accounts, the person authorized to sign on each subscriber’s behalf ) further acknowledges and/or represents the following: (you must initial ALL appropriate representations below) Owner co-Owner For investors of ALL Offerings: represents that I (we) either: (i) have a net worth (excluding home, home furnishings and automobiles) of at least $70,000 and estimate that (without regard to investment in the applicable offering) I (we) have gross income due in the current year of at least $70,000; or (ii) have a net worth (excluding home, home furnishings and automobiles) of at least $250,000 or such higher suitability as may be required by certain states and set forth in the “Investor suitability standards” section of the applicable prospectus; in the case of sales to fiduciary accounts, suitability standards must be met by the beneficiary, the fiduciary account or by the donor or grantor who directly or indirectly supplies the funds for the purchase of the shares of any offering. California residents only: In addition to the suitability requirements described above, investors’ maximum investment in our shares will be limited to 10% of the investor’s net worth (exclusive of home, home furnishings and automobiles). Kansas residents only: In addition to the suitability requirements described above, it is recommended that investors should invest no more than 10% of their liquid net worth in our shares and securities of other real estate investment trusts. “liquid net worth” is defined as that portion of net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For investors of ALL Offerings (Continued): Missouri residents only: In addition to the suitability requirements described above, no more than ten percent (10%) of any one (1) Missouri investor’s liquid net worth shall be invested in the securities registered by us for any offering with the securities division. Michigan residents only: a Michigan investor cannot invest more than 10% of their net worth in each Issuer. For American realty capital trust iii, inc. (“Arct iii”) investors Only: I/We acknowledge receipt of the final prospectus of arct III, not less than five (5) business days prior to the signing of this subscription agreement. I/We am/are purchasing shares for my/our own account. I/We acknowledge that shares are not liquid. If an affiliate of arct III, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investor’s maximum investment in the issuer and its affiliates should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arct III and its affiliates cannot exceed 10% of the Massachusetts, Iowa, oregon, pennsylvania or Washington resident’s net worth. an ohio investor’s aggregate investment in arct III shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arct III offering not to exceed 10% of the Kentucky investor’s liquid net worth. North Dakota residents only: shares will only be sold to residents of north dakota representing that they have a liquid net worth of at least ten times their investment in arct III and its affiliates and meet one of the established suitability standards. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in arct III offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. For American realty capital Daily net Asset Value trust, inc. (“Arc Daily nAV”) investors Only: I/We acknowledge receipt of the final prospectus of arc daily nav, not less than five (5) business days prior to the signing of this subscription agreement. I/We am/are purchasing shares for my/our own account. I/We acknowledge that shares are not liquid. If an affiliate of arc daily nav, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arc daily nav offering not to exceed 10% of the Kentucky investor’s liquid net worth. Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arc daily nav and its affiliates cannot exceed 10% of the Massachusetts, Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. an ohio investor’s aggregate investment in arc daily nav shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any pennsylvania investor proceeds for subscriptions from escrow until arc daily nav has received an aggregate of $75,000,000 in subscriptions. for ohio investors, we will not release subscriptions from escrow until arc daily nav has received $20,000,000 in subscriptions.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For American realty capital Daily net Asset Value trust, inc. (“Arc Daily nAV”) investors Only (Continued): North Dakota residents only: shares will only be sold to residents of north dakota representing that they have a liquid net worth of at least ten times their investment in arc daily nav and its affiliates and meet one of the established suitability standards. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investor’s maximum investment in arc daily nav and its affiliates should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc daily nav offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. Texas residents only: an investor must have had, during the last tax year, or estimate that the investor will have during the current tax year, (a) a minimum net worth of $100,000 and a minimum annual gross income of $100,000, or (b) a minimum net worth of $500,000. the investor's maximum investment in the arc daily nav offering shall not exceed 10% of the investor's liquid net worth. for texas investors, arc daily nav may not release subscriptions from escrow until it has raised at least $10 million in other jurisdictions. For American realty capital Healthcare trust, inc. (“Arc-Ht”) investors Only: I/We acknowledge receipt of the final prospectus of arc-ht, not less than five (5) business days prior to the signing of this subscription agreement. I/We am/are purchasing shares for my/our own account. I/We acknowledge that shares are not liquid. If an affiliate of arc-ht, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investor’s maximum investment in arc-ht should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arc-ht and its affiliates cannot exceed 10% of the Massachusetts, Iowa, oregon, pennsylvania or Washington resident’s net worth. an ohio investor’s aggregate investment in arc-ht shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arc-ht offering not to exceed 10% of the Kentucky investor’s liquid net worth. California residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $120,000, with the investor’s maximum investment in arc-ht shares not to exceed 10% of the investor’s net worth (exclusive of home, home furnishings and automobile). North Dakota residents only: shares will only be sold to residents of north dakota representing that they have a liquid net worth of at least ten times their investment in arc-ht and its affiliates and meet one of the established suitability standards. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc-ht offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. For American realty capital new York recovery reit, inc. (“nYrr”) investors Only: I/We acknowledge receipt of the final prospectus of nyrr, not less than five (5) business days prior to the signing of this subscription agreement. I/We am/are purchasing shares for my/our own account.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For American realty capital new York recovery reit, inc. (“nYrr”) investors Only (Continued): I/We acknowledge that shares are not liquid. If an affiliate of nyrr, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the nyrr offering not to exceed 10% of the Kentucky investor’s liquid net worth. Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in nyrr and its affiliates cannot exceed 10% of the Massachusetts, ohio, Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. an ohio investor’s aggregate investment in our shares, shares of our affiliates, and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. ‘‘liquid net worth’’ is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents, and readily marketable securities. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investors’ maximum investment in nyrr should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). For American realty capital – retail centers of America (“Arc retail”) investors Only: I/We acknowledge receipt of the final prospectus of arc retail, not less than five (5) business days prior to the signing of this subscription agreement. I/We am/are purchasing shares for my/our own account. I/We acknowledge that shares are not liquid. If an affiliate of arc retail, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the arc retail offering not to exceed 10% of the Kentucky investor’s liquid net worth. Massachusetts, Ohio, Iowa, Oregon, Pennsylvania, Washington and New Mexico residents only: Investors must have either (a) a minimum net worth of at least $250,000 or (b) an annual gross income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in arc retail and its affiliates cannot exceed 10% of the Massachusetts, Iowa, oregon, pennsylvania, Washington or new Mexico resident’s net worth. an ohio investor’s aggregate investment in arc retail shares, shares of its affiliates and in other non-traded real estate investment programs may not exceed ten percent (10%) of his or her liquid net worth. “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities. We will not release any pennsylvania investor proceeds for subscriptions from escrow until arc retail has received an aggregate of $75,000,000 in subscriptions. We will not release proceeds from ohio investors until we have raised an aggregate of $20,000,000 in subscriptions. Nebraska residents only: Investments must have either (a) a minimum net worth of $100,000 and an annual income of $70,000 or (b) a minimum net worth of $350,000. the investor’s maximum in investment in arc retail and its affiliates cannot exceed 10% of the investor’s net worth. Mississippi residents only: In addition to the suitability standards above, shares will only be sold to Mississippi residents that represent that they have a liquid net worth of at least 10 times the amount of their investment in arc retail and other similar offerings. North Dakota residents only: shares will only be sold to residents of north dakota representing that they have a liquid net worth of at least ten times their investment in arc retail and its affiliates and meet one of the established suitability standards. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the arc retail offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For business Development corporation of America (“bDcA”) investors Only: I/We acknowledge receipt of the final prospectus of Bdca, not less than five (5) business days prior to the signing of this subscription agreement. I/We am/are purchasing shares for my/our own account. I/We acknowledge that shares are not liquid. If an affiliate of Bdca, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Arizona residents only: the term of the Bdca offering shall be effective for a period of one year with the ability to renew for additional periods of one year. Iowa, Kentucky and New Jersey residents only: Investors must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. additionally, an Iowa investor’s total investment in Bdca shall not exceed 10% of his or her net worth. Massachusetts residents only: Investors who reside in the state of Massachusetts must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. additionally, a Massachusetts investor’s total investment in Bdca shall not exceed 10% of his or her liquid net worth. for this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. Oregon residents only: In addition to the general suitability requirements described above, the investor’s maximum investment in Bdca shares and shares of its affiliates shall not exceed 10% of his or her net worth. Nebraska residents only: nebraska investors must meet the following suitability standards: (i) either (a) an annual gross income of at least $100,000 and a net worth of at least $350,000, or (b) a net worth of at least $500,000; and (ii) investor will not invest more than 10% of their net worth in Bdca. for such investors, net worth should not include the value of one’s home, home furnishings or automobiles. Oklahoma residents only: purchases by oklahoma investors in Bdca should not exceed 10% of their net worth (excluding home, home furnishings and automobiles). Idaho residents only: Investors who reside in the state of Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. additionally, an Idaho investor’s total investment in Bdca shall not exceed 10% of his or her liquid net worth. (the calculation of liquid net worth shall include only cash plus cash equivalents. cash equivalents include assets which may be convertible to cash within one year.) North Dakota residents only: Bdca shares will only be sold to residents of north dakota representing that their investment will not exceed 10% of his or her net worth and that they meet one of the established suitability standards. Texas residents only: Investors who reside in the state of texas must have either (i) a minimum of $100,000 annual gross income and a liquid net worth of $100,000; or (ii) a liquid net worth of $250,000 irrespective of gross annual income. additionally, a texas investor’s total investment in Bdca shall not exceed 10% of his or her liquid net worth. for this purpose, liquid net worth is determined exclusive of home, home furnishings and automobiles. Maine residents only: the Maine office of securities recommends that an investor’s aggregate investment in the Bdca offering and other similar offerings not exceed 10% of the investor’s liquid net worth. for this purpose, “liquid net worth” is defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities. North Carolina residents only: Investors who reside in the state of north carolina must have either (i) a minimum liquid net worth of $85,000 and minimum annual gross income of $85,000 or (ii) a minimum liquid net worth of $300,000. Ohio residents only: In addition to the suitability standards above, the state of ohio requires that each ohio investor will limit his or her investment in Bdca common stock to a maximum of 10% of his or her net worth. New Mexico residents only: In addition to the suitability standards above, the state of new Mexico requires that an investment by an new Mexico resident in Bdca, its affiliates and in other non-traded business development companies will not exceed 10% of the investor’s net worth. For phillips edison – Arc Shopping center reit, inc. (“pe–Arc”) investors Only: acknowledges receipt, not less than five (5) business days prior to the signing of this subscription agreement, of the final prospectus of pe-arc. I/We am/are purchasing shares for my/our own account. I/We acknowledge that shares are not liquid.

6 Continued Subscriber Acknowledgements & Signatures (Continued) (you must initial ALL appropriate representations below) Owner co-Owner For phillips edison – Arc Shopping center reit, inc. (“pe–Arc”) investors Only (Continued): If an affiliate of pe-arc, I/we represent that the shares are being purchased for investment purposes only and not for immediate resale. Nebraska residents only: Investors must have either (a) a net worth of $350,000 (exclusive of home, auto and home furnishings) or (b) a net worth of $100,000 (exclusive of home, auto and home furnishings) and an annual income of $70,000. the investors’ maximum investment in pe-arc should not exceed 10% of the investor’s net worth (exclusive of home, auto and home furnishings). Maine, Massachusetts, Ohio, Iowa, Oregon, Pennsylvania and Washington residents only: Investors must have either (a) a minimum net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000. the investor’s maximum investment in pe-arc and its affiliates cannot exceed 10% of the Maine, Massachusetts, ohio, Iowa, oregon, pennsylvania or Washington resident’s net worth. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in the pe-arc offering not to exceed 10% of the Kentucky investor’s liquid net worth. For united Development Funding iV (“uDFiV”) investors Only: I/We have received the final prospectus of udf Iv, not less than five (5) business days prior to the signing of this subscription agreement, and I/we accept the terms and conditions of the declaration of trust and bylaws of udf Iv. I/We am/are purchasing shares for my/our own account and I/we acknowledge that the shares are not liquid and there is no public market for this investment. I/We am/are not an unacceptable Investor, as such term is defined in the prospectus under “suitability standards - restrictions Imposed by the usa patrIot act and related acts.” California residents only: I/We have, excluding the value of my/our home, furnishings and automobiles, (a) a gross annual income of at least $70,000 and a net worth of at least $100,000, or (b) a net worth of at least $250,000. Iowa residents only: this investment, when added to my/our investments in similar programs, does not exceed 10% of my/our liquid net worth. Massachusetts residents only: I/We have, excluding the value of my/our home, furnishings, and automobiles, a gross annual income of at least $85,000 and a net worth of at least $330,000. I/We acknowledge the recommendation of the Massachusetts securities division that I/we should limit my/our aggregate investment in udf Iv and other similar investments to no more than 10% of my/our liquid net worth. Oregon and Pennsylvania residents only: this investment does not exceed 10% of my/ our liquid net worth. Kentucky residents only: Investors must have either (a) a net worth of $250,000 or (b) a gross annual income of at least $70,000 and a net worth of at least $70,000, with the amount invested in this offering not to exceed 10% of the Kentucky investor’s liquid net worth. WE INTEND TO ASSERT THE FOREgOINg REPRESENTATION AS A DEFENSE IN ANY SUBSEqUENT LITIgATION WHERE SUCH ASSERTION WOULD BE RELEVANT. AS USED ABOVE, THE SINgULAR INCLUDES THE PLURAL IN ALL RESPECTS IF SHARES ARE BEINg ACqUIRED BY MORE THAN ONE PERSON. THIS SUBSCRIPTION AgREEMENT AND ALL RIgHTS THEREUNDER SHALL BE gOVERNED BY, AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORk WITHOUT gIVINg EFFECT TO THE PRINCIPLES OF CONFLICT OF LAWS. BY ExECUTINg THIS SUBSCRIPTION AgREEMENT, THE SUBSCRIBER HEREBY DECLARES THE INFORMATION SUPPLIED ABOVE IS TRUE AND CORRECT AND MAY BE RELIED UPON BY EACH ISSUER IN CONNECTION WITH THE SUBSCRIBER’S INVESTMENT IN SUCH ISSUER. THE SUBSCRIBER DOES NOT WAIVE ANY RIgHTS IT MAY HAVE UNDER THE SECURITIES ACT OF 1933, THE SECURITIES ExCHANgE ACT OF 1934 OR ANY STATE SECURITIES LAW BY ExECUTINg THIS SUBSCRIPTION AgREEMENT. A SALE OF SHARES MAY NOT BE COMPLETED UNTIL THE SUBSCRIBER HAS BEEN IN RECEIPT OF THE FINAL PROSPECTUS FOR EACH OFFERINg (AT LEAST FIVE BUSINESS DAYS). THE SUBSCRIBER WILL NOT BE ADMITTED AS A SHAREHOLDER OF THE APPLICABLE ISSUER UNTIL THIS SUBSCRIPTION AgREEMENT HAS BEEN ACCEPTED BY SUCH ISSUER. SUCH ISSUER MAY REjECT ANY SUBSCRIPTION, IN WHOLE OR IN PART, IN ITS SOLE DISCRETION, SO LONg AS SUCH PARTIAL ACCEPTANCE OR REjECTION DOES NOT RESULT IN AN INVESTMENT OF LESS THAN THE MINIMUM AMOUNT SPECIFIED IN THE PROSPECTUS. SUBSCRIPTIONS WILL BE ACCEPTED OR REjECTED WITHIN 30 DAYS OF THEIR RECEIPT. EACH ISSUER WILL ACCEPT gROUPS OF SUBSCRIPTIONS ON AN ORDERLY BASIS NO LESS FREqUENTLY THAN MONTHLY, SUBjECT TO THE TERMS OF THE APPLICABLE CURRENT PROSPECTUS. IF AN ISSUER REjECTS THE SUBSCRIBER’S SUBSCRIPTION, THE PURCHASE PRICE WILL BE RETURNED TO THE SUBSCRIBER WITHIN 10 BUSINESS DAYS AFTER THE REjECTION OF THE SUBSCRIPTION. IF THE SUBSCRIBER’S SUBSCRIPTION IS ACCEPTED, THE SUBSCRIBER WILL BE SENT A CONFIRMATION OF ITS PURCHASE AFTER THE SUBSCRIBER HAS BEEN ADMITTED AS A SHAREHOLDER.

Subscriber Signature(s) 6a iMpOrtAnt: the investor must go to section 6b and complete the substitute W-9 form in its entirety in order for the subscription agreement to be considered valid for review. * . Automatic purchase plan: check this box if you wish to participate in the automatic purchase plan (“app”). a separate form is required to be completed to participate in app. Be advised that app may not be available with all programs and is not available for Bdca or udfIv. signAture of oWner And co-oWner (All INveSTORS MuST SIgN) If the investor signing below is acquiring the shares through an Ira or will otherwise beneficially hold the shares through a custodian or trustee, the investor authorizes the Investment program(s) indicated in section 1 to receive (on behalf of the investor) authorization for the investor to act as proxy for the custodian or trustee. this authorization coupled with the custodian or trustee authorization below is intended to permit the investor to vote his or her shares even though the investor is not the record holder of the shares. Owner Signature ______________________________________________________ date (mm/dd/yyyy) _______________ co-Owner Signature (if applicable) ________________________________________ date (mm/dd/yyyy) _______________ for AuthoriZed representAtive of custodiAn use only signature of custodian(s) or trustee(s): By signing this subscription agreement, the custodian authorizes the investor to vote the number of shares of the Investment program(s) indicated in section 1 that are beneficially owned by the investor as reflected on the records of each said offering as of the applicable record date at any meeting of the shareholders of each said offering. this authorization shall remain in place until revoked in writing by the custodian. the Investment program(s) indicated in section 1 are hereby authorized to notify the investor of his or her right to vote consistent with this authorization. Authorized Signature (custodian or trustee) ________________________________ date (mm/dd/yyyy) _______________ * Your ability to sell shares pursuant to the Share Repurchase Program is severely restricted. The Share Repurchase Program may be suspended or terminated at any time, and redemption requests may be rejected for any reason. You may not be able to sell your shares. SUBSTITUTE FORM W-9 (form W-9 (rev. 10-2007) certification to prevent backup withholding on any payment made to a stockholder with respect to subscription proceeds held in escrow, the stockholder is generally required to provide current tIn (or the tIn of any other payee) and certain other information by completing the form below, certifying that the tIn provided on substitute form W-9 is correct (or that such investor is awaiting a tIn), that the investor is a u.s. person, and that the investor is not subject to backup withholding because (i) the investor is exempt from backup withholding, (ii) the investor has not been notified by the Irs that the investor is subject to backup withholding as a result of failure to report all interests or dividends or (iii) the Irs has notified the investor that the investor is no longer subject to backup withholding. If a tIn is not provided by the time any payment is made in connection with the proceeds held in escrow, 28% of all such payments will be withheld until a tIn is provided and if a tIn is not provided within 60 days, such withheld amounts will be paid over to the Irs. exempt tin. check here if investor is an exempt payee. . under penalties of perjury, I certify that: 1. the number shown on this form is my correct taxpayer identification number, and 2. I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal revenue service (Irs) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the Irs has notified me that I am no longer subject to backup withholding, and 3. I am a u.s. citizen or other u.s. person (including a u.s. resident alien). certification instructions. you must cross out item 2 above if you have been notified by the Irs that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. the Internal revenue service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. Signature of Investor Print Name Date Signature of Joint Owner, if applicable Print Name Date guidelines for certification of taxpayer identification number (“tin”) on 6 b Continued Substitute Form W-9 What number to give the requester. - social security numbers (‘‘ssn’’) have nine digits separated by two hyphens: i.e., 000-00-0000. employer identification numbers (‘‘eIn’’) have nine digits separated by only one hyphen: i.e., 00-0000000. the table below will help determine the number to give the payer. all ‘‘section’’ references are to the Internal revenue code of 1986, as amended. ‘‘Irs’’ means the Internal revenue service. For this type of account: give the SSn of: 1. an individual’s account 2. two or more individuals (Joint account) 3. custodian account of a minor (uniform gift to Minors act) 4. (a) the usual revocable savings trust account (grantor also is trustee) (b) so-called trust account that is not a legal or valid trust under state law 5. sole proprietorship or single-owner llc For this type of account: the individual the actual owner of the account or, if combined funds, the first individual on the account (1) the minor (2) the grantor-trustee (1) the actual owner (1) the owner (3) given the ein of: 6. sole proprietorship or single-owner llc 7. a valid trust, estate, or pension trust 8. corporate or llc electing corporate status on form 8832 9. association, club, religious, charitable, educational, or other tax-exempt organization 10. partnership or multi-member llc 11. account with the department of agriculture in the name of a public entity (such as a state or local government, school district or prison) that receives agricultural program payments 12. a broker or registered nominee the owner (3) the legal entity (4) the corporation the organization the partnership or llc the public entity the broker or nominee (1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a SSN, that person’s number must be furnished. (2) Circle the minor’s name and furnish the minor’s SSN. (3) You must show your individual name and you also may enter your business or ‘‘DBA’’ name on the second name line. You may use either your SSN or EIN (if you have one). If you are a sole proprietor, the IRS encourages you to use your SSN. (4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Note: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. Obtaining a number If you do not have a tIn, apply for one immediately. to apply for an ssn, get form ss-5, application for a social security card, from your local social security administration office or get this form online at www.socialsecurity.gov/online/ss-5.pdf. you also may get this form by calling 1-800-772-1213. use form W-7, application for Irs Individual taxpayer Identification number, to apply for an ItIn, or form ss-4, application for employer Identification number, to apply for an eIn. you can apply for an eIn online by accessing the Irs website at www.irs.gov/businesses and clicking on employer Id numbers under related topics. you can get forms W-7 and ss-4 from the Irs by visiting www.irs.gov or by calling 1-800-taX-forM (1-800-829-3676). payees exempt from backup Withholding Backup withholding is not required on any payments made to the following payees: • an organization exempt from tax under section 501(a), an individual retirement account (‘‘Ira’’), or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f )(2). • the united states or any of its agencies or instrumentalities. • a state, the district of columbia, a possession of the united states, or any of their political subdivisions or instrumentalities. • a foreign government or any of its political subdivisions, agencies or instrumentalities. • an international organization or any of its agencies or instrumentalities. Other payees that may be exempt from backup withholding include: • a corporation. • a foreign central bank of issue. • a dealer in securities or commodities required to register in the united states, the district of columbia, or a possession of the united states. • a futures commission merchant registered with the commodity futures trading commission. • a real estate investment trust. • an entity registered at all times during the tax year under the Investment company act of 1940. • a common trust fund operated by a bank under section 584(a). • a financial institution. • a middleman known in the investment community as a nominee or custodian. • a trust exempt from tax under section 664 or described in section 4947.

guidelines for certification of taxpayer identification number (“tin”) on 6 b Continued Substitute Form W-9 (Continued) exempt payees should complete a Substitute Form W-9 to avoid possible erroneous backup withholding. Check the ‘‘Exempt TIN’’ box in the attached Substitute Form W-9, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer. privacy Act notice section 6109 requires you to provide your correct tIn to persons who must file information returns with the Irs to report interest, dividends, and certain other income paid to you, mortgage interest paid to you, mortgage interest you paid, the acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an Ira, or archer Msa or hsa. the Irs uses the numbers for identification purposes and to help verify the accuracy of your tax return. the Irs also may provide this information to the department of Justice for civil and criminal litigation, and to cities, states, the district of columbia and u.s. possessions to carry out their tax laws. the Irs also may disclose this information to other countries under a tax treaty, to federal and state agencies to enforce federal nontax criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. you must provide your tIn whether or not you are required to file a tax return. payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not give a tIn to a payer. certain penalties also may apply. penalties • Failure to Furnish TIN. If you fail to furnish your correct tIn to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect. • Civil Penalty for False Information With Respect to Withholding. If you make a false statement with no reasonable basis which results in no backup withholding, you are subject to a $500 penalty. • Criminal Penalty for Falsifying Information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment. • Misuse of TINs. If the requester discloses or uses taxpayer identification numbers in violation of federal law, the payer may be subject to civil and criminal penalties. FOr ADDitiOnAL inFOrMAtiOn cOntAct YOur tAX cOnSuLtAnt Or tHe irS. .. 7 riA submission: check this box to indicate whether submission is made through a registered Investment advisor (rIa) in its capacity as the rIa and not in its capacity as a registered representative, if applicable, whose agreement with the subscriber includes a fixed or “wrap” fee feature for advisory and related brokerage services. If an owner or principal or any member of the rIa firm is a fInra licensed registered representative affiliated with a broker-dealer, the transaction should be completed through that broker-dealer, not through the rIa. Financial Advisor, registered investment Advisor & registered representative the financial advisor, registered Investment advisor or the authorized representative (the “advisor”) must sign below to complete order. the undersigned broker-dealer or advisor warrants that it is a duly licensed broker-dealer (or non-commission based financial advisor) and may lawfully offer the shares in the state designated as the investor’s address or the state in which the sale is to be made, if different. the broker-dealer or advisor warrants that he or she has (a) reasonable grounds to believe this investment is suitable for the investor as defined by rule 2310 of the fInra rules, (b) informed the investor of all aspects of liquidity and marketability of this investment as required by rule 2310 of the fInra rules, (c) delivered the prospectus to the investor the requisite number of days prior to the date that the investor will deliver this subscription agreement to the issuer as specified under the laws of the investor’s state of residence, (d) verified the identity of the investor through appropriate methods and will retain proof of such verification process as required by applicable law, and (e) verified that the investor and the registered owner do not appear on the office of foreign assets control list of foreign nations, organizations and individuals subject to economic and trade sanctions. Broker/dealer or rIa firm address or p.o. Box Mailing address city, state, Zip Business phone # (required) fax phone # e-mail address registered representative(s) or advisor(s) [I.a.] name(s) (required) representative # registered representative or advisor [I.a.] address or p.o. Box city, state, Zip Business phone # (required) fax phone # e-mail address If a registered associate of a fInra member firm, I hereby certify that I hold a series 7 or series 62 fInra license and I am registered in the following state in which this sale was completed. If a registered Investment advisor, I certify that I am properly licensed and I am registered in the following state in which this sale was completed. state (required) signature(s) of registered representative(s) or advisor(s) (required) date signature of Broker/dealer or rIa (If required by Broker/dealer) date

8 importAnt: please note that there are state-specific mailing addresses for the following offerings: arc daily nav, arc retail, and pe-arc. for non-custodial Accounts: please mail a completed original subscription agreement along with a check and the appropriate documents outlined in sections 1 and 2 of this agreement, to the appropriate address as outlined to the right. for custodial Accounts: please mail a completed original subscription agreement directly to the custodian, along with your check and the appropriate documents outlined in sections 1 and 2 of this agreement. For regular Mail For Overnight Deliveries American realty capital trust iii, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital trust iii, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital daily net Asset value trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital healthcare trust, inc. c/o dst systems, Inc. 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital new york recovery reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 American realty capital – retail centers of America, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 business development corporation of America c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 phillips edison–Arc shopping center reit, inc. c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 united development funding iv c/o dst systems, Inc p.o. Box 219096, Kansas city, Mo 64121-9096 united development funding iv c/o dst systems, Inc 430 W. 7th street, Kansas city, Mo 64105-1407 State-Specific Mailing Address Differences for Arc Daily nAV, Arc retail and pe-Arc: .for Arc retail investors in oh and pA, and pe-Arc investors in pA, mail to: American Realty Capital – Retail Centers of America, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 Philips Edison – ARC Shopping Center REIT, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 .for Arc daily nAv investors in oh, pA and tX, mail to: American Realty Capital Daily Net Asset Trust, Inc. c/o Realty Capital Securities, LLC 3 Copley Place, Suite 3300, Boston, MA 02116 FOr cOMpAnY uSe OnLY: amount date check/Wire# account # registered representative # firm # custodian Id# transfer agent reviewer

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